                                                                Exhibit 24

                                POWER OF ATTORNEY

         Each person executing this Power of Attorney hereby appoints Eugene W.
Landy and Anna T. Chew, or either of them, as his or her attorney-in-fact to execute and to file such amendments to this Form S-3 Registration Statement as such attorneys-in-fact, or either of them, may deem appropriate, or withdraw from the registration process this Registration Statement.

         This Power of Attorney has been signed by the following persons in the capacities indicated on this 13th day of February, 2003.

/s/ EUGENE W. LANDY                       /s/ MATTHEW I. HIRSCH
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Eugene W. Landy                           Matthew I. Hirsch
Chairman of the Board,                    Director
President and Director

/s/ CYNTHIA J. MORGENSTERN                /s/ CHARLES P. KAEMPFFER
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Cynthia J. Morgenstern                    Charles P. Kaempffer
Executive Vice President and Director     Director

/s/ ERNEST V. BENCIVENGA                   /s/ SAMUEL A. LANDY
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Ernest V. Bencivenga                      Samuel A. Landy
Treasurer and Director                    Director

 /s/ ANNA T. CHEW                         /s/ JOHN R. SAMPSON
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Anna T. Chew                              John R. Sampson
Controller and Director                   Director

/s/ DANIEL D. CRONHEIM
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Daniel D. Cronheim                        Peter J. Weidhorn
Director                                  Director